UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 14, 2022, Partners Bancorp (the “Company”) held its annual meeting of shareholders (the “2022 Annual Meeting”) for the purposes of (1) electing the three persons listed below under Proposal 1 as directors of the Company for a three-year term to hold office until the 2025 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and (2) ratifying the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Company’s shareholders voted as follows on each of the proposals.

Proposal 1: To elect three persons as directors of the Company for a three-year term to hold office until the 2025 Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified

The name of each director elected at the 2022 Annual Meeting and the votes regarding Proposal 1 are set forth below:

Nominees:	Votes For	Votes Withheld	Broker Non-votes
John W. Breda	11,237,268	426,777	3,361,115
George P. Snead	11,294,610	369,435	3,361,115
Jeffrey F. Turner	11,245,380	418,665	3,361,115

Proposal 2: To ratify the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022

The selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, was duly ratified by the Company’s shareholders. The votes regarding Proposal 2 are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
15,019,249	5,632	279	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS BANCORP
(Registrant)

By:	/s/ John W. Breda
Name: John W. Breda
Title: President and Chief Executive Officer

Dated: December 19, 2022